                       UNIT PURCHASE AND OPTION AGREEMENT

                                     DATED

                               FEBRUARY 27, 1996

                                    BETWEEN

                   LUFTHANSA AIRPORT AND GROUND SERVICES GmbH

                                      AND

                           HUDSON GENERAL CORPORATION

                              RELATING TO UNITS OF

                               HUDSON GENERAL LLC

                               TABLE OF CONTENTS

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
                                                     ARTICLE I
                                                 PURCHASE OF UNITS

1.1     Purchase of Purchased Units  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.2     Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.3     Payment and Adjustment of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

                                                     ARTICLE II
                                                    THE CLOSING
2.1     Time and Place of Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
2.2     Hudson's Actions at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
2.3     Buyer's Actions at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                    ARTICLE III
                                                  PURCHASE OPTION
3.1     The Option . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
3.2     Manner of Exercise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
3.3     Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
3.4     Effect of Option Exercise  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
3.5     Transfer of Sale Obligation to the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                                     ARTICLE IV
                                           REPRESENTATIONS AND WARRANTIES
4.1     Hudson's Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
4.2     Buyer's Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
4.3     Changes Prior to Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
4.4     Remedy for Breaches of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                                     ARTICLE V
                                            ACTIONS PRIOR TO THE CLOSING
5.1     Activities Until Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
5.2     Formation of Company and Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
5.3     Hudson Stockholders Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
5.4     HSR Act Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
5.5     Hudson's Efforts to Fulfill Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
5.6     Buyer's Efforts to Fulfill Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
5.7     Communications with Regard to Consents to Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                     ARTICLE VI
                                          CONDITIONS PRECEDENT TO CLOSING

6.1     Conditions to Buyer's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
6.2     Conditions to Hudson's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

                                                    ARTICLE VII
                                                    TERMINATION

7.1     Right to Terminate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
7.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                                    ARTICLE VIII
                                                  INDEMNIFICATION

8.1     Indemnification Against Loss Due to Inaccuracies in Hudson's Representations and Warranties  . . . . . . . . . .  44
8.2     Indemnification Against Loss Due to Inaccuracies in Buyer's Representations and Warranties . . . . . . . . . . .  44
8.3     Limit on Claims Regarding Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
8.4     Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
8.5     Indemnification Against Results of Certain Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47

                                                     ARTICLE IX
                                               ACQUISITION PROPOSALS

9.1     Other Offers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

                                                     ARTICLE X
                                           AVIATION SERVICES COOPERATION

10.1    Cooperation In Expanding Presence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
10.2    Steering Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
10.3    Option if the Buyer Creates a Passenger Handling Services Subsidiary . . . . . . . . . . . . . . . . . . . . . .  54

                                                     ARTICLE XI
                                              AGREEMENT NOT TO COMPETE

11.1    Agreement by the Buyer not to Compete  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                    ARTICLE XII
                                                 ABSENCE OF BROKERS

12.1    Representations and Warranties Regarding Brokers and Others  . . . . . . . . . . . . . . . . . . . . . . . . . .  56

                                                    ARTICLE XIII
                                             CERTAIN COVENANTS OF BUYER

13.1    Restrictions on Buyer's Activities Regarding Hudson and Its Stock  . . . . . . . . . . . . . . . . . . . . . . .  57





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
                                                     ARTICLE XIV
                                                       GENERAL

14.1    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
14.2    Access to Properties, Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
14.3    Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
14.4    No Impediment to Sales of Hudson Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
14.5    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
14.6    Effect of Disclosures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
14.7    Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
14.8    Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
14.9    Notices and Other Communications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
14.10   Governing Law; Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
14.11   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
14.12   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

                       UNIT PURCHASE AND OPTION AGREEMENT


                 This is an agreement dated February 27, 1996, effective as of January 1, 1996, between Lufthansa Airport and Ground Services GmbH (the "Buyer"), a German corporation, and Hudson General Corporation ("Hudson"), a Delaware corporation, relating to the purchase by the Buyer from Hudson General LLC (the "Company"), a Delaware limited liability company to be formed, of 260 Class B Units (the "Purchased Units") of the Company, and the grant to the Buyer of an option to purchase additional Class B Units from Hudson (or, at Hudson's election, from the Company), which agreement is as follows:

                                   ARTICLE I

                               PURCHASE OF UNITS

                 1.1 Purchase of Purchased Units. At the Closing described in Paragraph 2.1, the Buyer will purchase the Purchased Units from the Company and the Company will sell the Purchased Units to the Buyer.

                 1.2 Purchase Price. The purchase price to be paid by the Buyer for all the Purchased Units will be $24,538,000, to be paid, and subject to adjustment, as provided in Paragraph 1.3.

                 1.3      Payment and Adjustment of Purchase Price.

                          (a)     The purchase price for the Purchased Units
will be paid as follows:

                                  (i)      At the Closing described in
                          Paragraph 2.1, (x) $16,700,000 minus (y) a sum (the "Sum") equal to 26% of (A) the pro forma net income (before all income taxes) of the Company and its subsidiaries for the six-month period commencing on January 1, 1996 and ending on June 30, 1996 (calculated as if the transactions contemplated by this Agreement closed as of January 1, 1996), but in no event shall such amount exceed $7,405,000, minus
                          (B) provision for United States federal, state and local income taxes at a rate of 48%, and minus (C) any income (before all income taxes) of Hudson General Aviation Services, Inc., Hudson's Canadian subsidiary ("Hudson Canada"), except to the extent of dividends paid to Hudson from January 1, 1996 until June 30, 1996. An estimate of the Sum will be made based upon actual results for the period commencing on January 1, 1996 and ending on May 31, 1996, with any adjustment (plus or minus) being added to, or subtracted from, the payment contemplated in Paragraph 1.3(a)(ii). The pro forma net income of the Company and its subsidiaries for the six month period commencing on January 1, 1996 and ending on June 30, 1996 will be calculated on the same basis as the pro forma net income was calculated in preparing the Pro Forma Financial Statements (defined below), except that (I) no principal reduction of Hudson's 7% Convertible Subordinated Debentures due 2011 ("Convertible Debentures") will be deemed to have been made as of the beginning of or during such period, (II) any interest income earned on the deferred purchase price contemplated by subparagraphs
                          (ii) through (iv), or interest expense incurred as contemplated by subparagraph (v), of this Paragraph 1.3(a) will be excluded, and (III) if any advances are made during such period from Hudson to, or to Hudson from, the Aviation Services Business (defined below), those advances will be deemed to bear interest at a rate of 7% per annum based on the month end balance thereof. If any portion of the Sum shall arise from earnings generated by Hudson Canada, and such earnings are not distributed to Hudson by Hudson Canada, the amount of such earnings will not be included in the Sum, but will be distributed to Buyer at the time that Hudson receives its portion of such distribution from Hudson Canada. If the Closing occurs after July 1, 1996, the Purchase Price will be increased by $3,836 for each day starting July 2, 1996 through and including the Closing Date (defined below).

                                  (ii) On or before the tenth day after the day on which the Company delivers to the Buyer consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 1996, (x) $2,650,000, or (y) if the Pre-Tax Earnings (defined below) for the fiscal year ending June 30, 1996 are less than $9,070,000, the sum equal to (A) $530,000, plus (B) the same percentage of $2,650,000 that the Pre-Tax Earnings for the fiscal year ending June 30, 1996 are of $11,337,500 (but not less than zero), minus (C) if the Pre-Tax Earnings for the fiscal year ending June 30, 1996 are negative (i.e., there is a pre-tax loss), the sum which is the same percentage of $2,650,000 that the negative Pre-Tax Earnings are (i.e., the pre-tax loss is) of $11,337,500, up to a maximum of $530,000, plus (z) interest on the sum described in the applicable one of clause (x) or (y) from January 1, 1996 to the date the payment is made at 11% per annum, compounded annually on each January 1.

                                  (iii) On or before the tenth day after the
                          day on which the Company delivers to the Buyer consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 1997, (x) $2,650,000, or (y) if the Pre-Tax Earnings for the fiscal year ending June 30, 1997 are less than $9,793,000, the sum which is (A) $530,000, plus
                          (B) the same percentage of $2,650,000 that the Pre-Tax Earnings for the fiscal year ending June 30, 1997 are of $12,241,250 (but not less than zero), minus (C) if the Pre-Tax Earnings for the fiscal year ending June 30, 1997 are negative, the sum which is the same percentage of $2,650,000 that the negative Pre-Tax Earnings are of $12,241,250, up to a maximum of $530,000, plus (z) interest on the sum described in the applicable one of clause (x) or (y) from January 1, 1996 to the date the payment is made at 11% per annum, compounded annually on each January 1.

                                  (iv) On or before the tenth day after the day on which the Company delivers to the Buyer (x) consolidated financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 1998, and (y) a schedule showing the total Pre-Tax Earnings for the three fiscal year period ending June 30, 1998, at the election of Hudson (made in writing when the Company delivers to the Buyer the consolidated financial statements for the fiscal year ending June 30, 1998 and the schedule showing the total Pre-Tax Earnings for the three fiscal year period ending June 30, 1998) either the sum described in subparagraph (A) or the sum described in subparagraph (B), those sums being:

                                           (A)  (I) $2,538,000 or (II) if the
                                  Pre-Tax Earnings for the fiscal year ending
                                  June 30, 1998 are less than $10,575,200, the
                                  sum which is (X) $507,600, plus (Y) the same percentage of $2,538,000 that the Pre-Tax Earnings for the fiscal year ending June 30, 1998 are of $13,219,000 (but not less than zero), minus (Z) if the Pre-Tax Earnings for the fiscal year ending June 30, 1998 are negative, the same percentage of $2,538,000 that the negative Pre-Tax Earnings are of $13,219,000, up to a maximum of $507,600, plus (III) interest on the sum described in the applicable one of clause (I) or (II) from January 1, 1996 to the date the payment is made at 11% per annum, compounded annually on each January 1, or

                                        (B)  (I) $7,838,000 or (II) if the
                                  cumulative Pre-Tax Earnings for the three fiscal year period ending June 30, 1998 are less than $29,438,200, the sum which is (X) $1,567,600, plus (Y) the same percentage of $7,838,000 that the cumulative Pre-Tax Earnings for the three fiscal year period ending June 30, 1998 are of $36,797,750 (but not less than zero), minus (Z) if the
                                  cumulative Pre-Tax Earnings for the three fiscal year period ending June 30, 1998 are negative, the sum which is the same percentage of $7,838,000 that the negative Pre-Tax Earnings are of $36,797,750, up to a maximum of $1,567,600, minus (III) the sums paid under clause (x) or (y) of subparagraphs
                                  (ii) and (iii) of this Paragraph 1.3(a), plus
                                  (IV) interest on the excess of the sum
                                  described in the applicable one of clause (I) or (II), over the sum described in clause
                                  (III), from January 1, 1996 to the date the payment is made at 11% per annum, compounded annually on each January 1.

                                  (v)  If (i) the cumulative Pre-Tax Earnings
                          for the three fiscal year period ending June 30, 1998 are less than $29,438,200, (ii) Hudson elects to use the computation in subparagraph (iv)(B) of this paragraph and (iii) the sum described in clause (II) of subparagraph (iv)(B) of this paragraph minus the sum described in clause (III) of that subparagraph is a negative number, on the date specified in that subparagraph, the Company will pay to the Buyer the sum equal to that negative number plus interest on that sum from January 1, 1996 to the date the payment is made at 11% per annum, compounded annually on each January 1.

                          (b)     For the purposes of this Agreement, the term
"Pre-Tax Earnings" means the consolidated net income of the Company and its subsidiaries before provision for income taxes and the cumulative effect of any changes in accounting principles, computed in accordance with United States generally accepted accounting principles ("GAAP") (and, if Hudson files reports with the Securities and Exchange Commission ("SEC"), applied in the same manner they are applied in preparing the financial statements included in those filings), except that Pre-Tax Earnings will not include (i) any income as a result of interest received under this Agreement, (ii) any charge for interest with regard to a principal amount of Convertible Debentures equal to the amount of the purchase price for the Purchased Units which is deferred as contemplated by Paragraph 1.3(a), (iii) any charge for interest on indebtedness to Hudson resulting from conversion of Convertible Debentures, or (iv) any charge for expenses of forming the Company or issuing Units as contemplated by this Agreement. Notwithstanding the foregoing, if (x) any agreements between Hudson and a customer (including an Airport Authority (defined below) in its capacity as a purchaser of Aviation Services) are terminated because the customer will not consent to the transfer or assignment of the agreements from Hudson to the Company, (y) the Company is not able to render to a customer services which Hudson is rendering at the date of this Agreement because governmental or quasi- governmental authorities ("Airport Authorities") which have issued to Hudson licenses, permits, facilities leases or other authorizations to render services at airports ("Airport Authorizations") fail to consent to Hudson's transferring those Airport Authorizations to the Company or to issue similar Airport Authorizations to the Company, or (z) any customer ceases using services of Hudson (or after the Closing, the Company) and Hudson can demonstrate to the reasonable satisfaction of the Buyer that the customer did so because of the transactions which are the subject of this Agreement, then, in calculating Pre-Tax Earnings for purposes of Paragraph 1.3(a) or 3.3(b) for any fiscal year, Pre-Tax Earnings for that fiscal year will be increased by an amount equal to 50% of the pre-tax operating earnings from such customer during the four full fiscal quarters preceding the later of (A) July 1, 1996 or (B) the date on which the Company is informed that the customer will cease doing business with it, but not to exceed 50% of the operating earnings the Company would have received during that fiscal year (based upon those historical operating earnings for four fiscal quarter periods) if the agreements between Hudson and the customer in effect at the date of this Agreement had terminated at the expiration of their terms. The consolidated financial statements of the Company and its subsidiaries referred to in subparagraphs (ii), (iii) and (iv) of Paragraph 1.3(a) may be unaudited, except that, if not later than April 30 of a year, the Buyer agrees in writing to pay the amount by which the cost of auditing the financial statements of Hudson and its subsidiaries for the fiscal year ending on the following June 30 will be increased if it includes providing audited consolidated financial statements of the Company and its subsidiaries, the consolidated financial statements of the Company and its subsidiaries for that fiscal year referred to in subparagraph (ii), (iii) or (iv) of Paragraph 1.3(a) must be audited. If consolidated financial statements of the Company and its subsidiaries delivered to the Buyer in accordance with subparagraph (ii), (iii) or (iv) of Paragraph 1.3(a) are not audited, those financial statements will be accompanied by audited consolidated financial statements of Hudson and its subsidiaries.

                          (c)     If the total sum (other than interest)
required to be paid under Paragraph 1.3(a) is more or less than $24,538,000, the purchase price of the Purchased Units will be deemed to be that total sum.

                          (d)     The Buyer may at any time after the Closing
Date prepay the entire balance of the purchase price of the Purchased Units by paying (i) $7,838,000, minus (ii) any amounts previously paid under clause (x) or (y) of subparagraphs (ii) and (iii) of Paragraph 1.3(a), plus interest on the sum being prepaid from January 1, 1996 to the date of the prepayment at 11% per annum, compounded annually on each January 1. If the Buyer prepays the entire balance of the purchase price of the Purchased Units, there will be no reduction of that purchase price regardless of the Pre-Tax Earnings during the three fiscal year period ending June 30, 1998 or any fiscal year during that period.

                                   ARTICLE II

                                  THE CLOSING

                 2.1 Time and Place of Closing. The closing (the "Closing") of the purchase of the Purchased Units will take place at the offices of Rogers & Wells, 200 Park Avenue, New York, New York, at 10:00 a.m. New York City time, on the day (the "Closing Date") which is the later of (i) July 1, 1996 or (ii) the third business day after the day on which all the conditions in Paragraphs 6.1 and 6.2 have been fulfilled or waived in writing, or at such other time and place as may be agreed upon by the Buyer and Hudson.

                 2.2 Hudson's Actions at Closing. At the Closing, Hudson will, or will cause the Company to, deliver to the Buyer the following:

                          (a)     Evidence that, effective upon the Closing,
all the Purchased Units have been issued to, and are registered in the name of, the Buyer. If Units are represented by certificates, this evidence will be certificates representing all the Purchased Units, registered in the name of the Buyer. Those certificates will bear a legend to the effect that the Units represented by them (i) have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under any state securities laws and may only be sold or transferred in a transaction which, in the opinion of counsel to the holder provided, and in form reasonably satisfactory, to the Company, is registered under the Securities Act or is exempt from the registration requirements of the Securities Act and is registered or qualified under, or exempt from the registration or qualification requirements of, any applicable state securities laws, and (ii) are subject to restrictions on sale or transfer, and to a purchase option, under the LLC Agreement (defined below).

                          (b)     A copy, executed by the Company and by
Hudson, of a Limited Liability Company Agreement (the "LLC Agreement") substantially in the form of Exhibit 2.2-B.

                 2.3 Buyer's Actions at Closing. At the Closing, the Buyer will deliver to the Company the following:

                          (a)     A certified or bank cashier's check, or, if
Hudson so elects, evidence of a wire transfer of immediately available funds to a Company account specified by Hudson at least 24 hours before the Closing, in the amount described in Paragraph 1.3(a)(i).

                          (b)     A letter in form and substance reasonably
satisfactory to Hudson acknowledging that the Buyer will be acquiring the Purchased Units for investment, and not with a view to their resale or distribution.

                          (c)     A copy, executed by the Buyer, of the LLC
Agreement.

                                  ARTICLE III

                                PURCHASE OPTION

                 3.1 The Option. The Buyer will have the option (the "Option"), exercisable on October 1, 1996, 1997, 1998, 1999 and 2000 (each of those being an "Option Date"), to purchase from Hudson (or, as provided in Paragraph 3.5, to purchase from the Company) Class B Units ("Option Units") which will increase the total outstanding Class B Units to up to 49% of all the Class A Units and Class B Units (together, "Units") of the Company which are outstanding on the Option Date on which the Option is exercised (each Option Date on which the Option is exercised being an "Exercise Date"). The Option may be exercised on no more than two occasions, but the first exercise must be with regard to Class B Units which will increase the total outstanding Class B Units to at least 38% of the Units which are outstanding on the Exercise Date, and the second exercise must be with regard to Class B Units which will increase the total outstanding Class B Units to 49% of the Units which are outstanding on the Exercise Date. For the purposes of this Paragraph and Paragraphs 3.2 and 3.3, the Units which are or will be outstanding on a day will include (x) all the Units which are actually outstanding on that day and
(y) the Option Units as to which the Option is being exercised on that day.

                 3.2 Manner of Exercise. In order to exercise the Option, the Buyer will deliver to Hudson on or before the Option Date on which the Option is being exercised (i.e., the Exercise

Date) a notice of exercise (the "Notice of Exercise"), which will state the percentage of all the outstanding Units which the Class B Units will constitute after the exercise of the Option and the date on which that purchase will take place, which date will be not less than twenty nor more than forty days after the Exercise Date. When the Buyer delivers a Notice of Exercise, the Buyer will become irrevocably obligated to purchase from Hudson or the Company, and Hudson or, as provided in Paragraph 3.5, the Company, will become irrevocably obligated to sell to the Buyer, the Option Units described in the Notice of Exercise for the price determined as provided in Paragraph 3.3.

                 3.3      Exercise Price.

                          (a)     The exercise price of the Option on an Option
Date will be the amount which is equal to (i) the percentage which the Option Units as to which the Option is being exercised will be on the Option Date of all the outstanding Units of the Company on the Option Date (computed as described in Paragraph 3.1), multiplied by (ii) the greater of (x) the Computed Value of the Company on the Option Date or (y) $73,348,000 if the Option Date is October 1, 1996, $77,932,250 if the Option Date is October 1, 1997, $82,516,500 if the Option Date is October 1, 1998, $87,100,750 if the Option Date is October 1, 1999 and $91,685,000 if the Option Date is October 1, 2000, but in no event more than (z) $102,687,000 if the Option Date is October 1, 1996, $115,010,000 if the Option Date is October 1, 1997, $128,811,000 if the
Option Date is October 1, 1998, $144,268,000 if the Option Date is October 1, 1999, and $161,580,000 if the Option date is October 1, 2000.

                          (b)     The "Computed Value" of the Company on an
Option Date will be (i) (x) the average of the Pre-Tax Earnings (after allocations of interest and other indirect expenses) of the Company and its subsidiaries during each of the four fiscal years prior to the fiscal year in which the Option Date falls from all aspects of its Aviation Services Business (defined below), other than snow removal services, divided by (y) 0.12, plus
(ii) (A) the average of the Pre-Tax Earnings (after allocations of interest and other indirect expenses) of the Company and its subsidiaries during each of the four fiscal years prior to the fiscal year in which the Option Date falls from snow removal services, divided by (B) 0.135. As an example of how the Computed Value would be computed, if (I) during the four fiscal years prior to the fiscal year in which an Option Date falls, the Company and its subsidiaries had Pre-Tax Earnings (after allocations of interest and other indirect expenses) from Aviation Services Business activities other than snow removal services of $4,918,000, $8,067,000, $12,551,000 and $10,631,000, and had Pre-Tax Earnings
(after allocations of interest and other indirect expenses) from snow removal services of $651,000, $2,650,000 and $5,845,000 and a loss of $324,000, the
Computed Value of the Company on that Option Date would be $9,041,750 (the average of $4,918,000, $8,067,000, $12,551,000 and $10,631,000) divided by
0.12, plus $2,205,500 (the average of $651,000, $2,650,000 and $5,845,000 and a loss of $324,000) divided by 0.135, and therefore would be $91,684,954. If on that Option Date, the Buyer exercised the Option to purchase Option Units which would constitute 15% of the outstanding Units, the exercise price for those Option Units would be $13,752,743. For the purposes of this Paragraph 3.3(b), (A) in determining the Pre-Tax Earnings from the various aspects of the Aviation Services Business, interest and other indirect expenses of the Aviation Services Business will be allocated among the aspects of the Aviation Services Business based upon the respective percentages of the Aviation Services Business revenues generated by each of them, and (B) it is stipulated that the Pre-Tax Earnings (after allocations of interest and other indirect expenses) from all aspects of the Aviation Services Business other than snow removal services during the fiscal years ended June 30, 1992, 1993, 1994 and 1995 were $4,918,000, $8,067,000, $12,551,000 and $10,631,000, respectively, and the Pre-Tax Earnings (after allocations of interest and other indirect expenses) from snow removal services during those years were $651,000, $2,650,000, $5,845,000 and a loss of $324,000, respectively.

                 3.4 Effect of Option Exercise. Each purchase of Option Units will be effective as of the July 1 immediately preceding the Option Date on which the Option is exercised with regard to those Option Units and the Buyer will be entitled to all earnings, gains, losses and other financial incidents allocable to those Option Units as though they had been issued on that July 1.

                 3.5 Transfer of Sale Obligation to the Company. In each instance in which the Buyer exercises the Option, Hudson may, at its election, either (i) sell to the Buyer the Option Units as to which the Option is being exercised or (ii) cause the Company to sell those Option Units to the Buyer, in which case (x) the number of Option Units will be computed on the basis of a sale of Units from the Company instead of a sale of Units from Hudson, (y) the

Company will be irrevocably obligated to sell those Option Units to the Buyer, and (z) the proceeds of the sale will be paid to the Company instead of to Hudson. The Buyer will cooperate with Hudson to maximize Hudson's economic benefit from the exercise of the Option so long as there is no economic impact or cost to the Buyer from doing so.

                 3.6      Closings of Option Sales.

                          (a)     The closing of each sale of Option Units (an
"Option Closing") to the Buyer will take place at the principal office of the Company at 10:00 a.m. New York City time on the latest of (i) the date specified in the Notice of Exercise or (ii) if filings are required under the Hart-Scott-Rodino Antitrust Act of 1976 ("HSR Act"), the third business day after the day on which the waiting periods under the HSR Act expire or are terminated.

                          (b)     At each Option Closing, the Buyer will
deliver to Hudson or to the Company, as the case may be, the following:

                                  (i)      A certified or bank cashier's check
                 or, if Hudson (or, if applicable, the Company) so elects, evidence of a wire transfer of immediately available funds to an account specified by Hudson or the Company, as the case may be, at least twenty-four hours before the Option Closing, in the amount of (x) the exercise price of the Option plus (y) interest on the exercise price of the Option at the rate of 11% per annum from the July 1 next preceding the date of the Option Closing to the date of the Option Closing.

                                  (ii)     A letter, in form and substance
                 reasonably satisfactory to Hudson, acknowledging that the Buyer will be acquiring the Option Units for investment, and not with a view to their resale or distribution.

                          (c)     At each Option Closing, Hudson or the
Company, as the case may be, will deliver to the Buyer evidence that, effective upon the Option Closing, all the Option Units being purchased by the Buyer have been transferred or issued to, and (except with regard to certificated Units being sold by Hudson) registered in the name of, the Buyer, which evidence will be, if Units are represented by certificates, certificates representing the Option Units being purchased by the Buyer, (A) if they are being sold by Hudson, endorsed or accompanied by documents of assignment which comply with the requirements of Section 8-401 of the Uniform Commercial Code as in effect in the State of New York, or (B) if they are being sold by the Company, registered in the name of the Buyer. If Unit certificates are delivered to the Buyer by the Company, those certificates will bear a legend to the effect that the Units represented by them (i) have not been registered under the Securities Act or registered or qualified under any state securities laws and may only be sold or transferred in a transaction which, in the opinion of counsel to the holder provided, and in form reasonably satisfactory, to the Company, is registered under the Securities Act or is exempt from the registration requirements of the Securities Act and is registered or qualified under, or exempt from the registration or qualification requirements of, any applicable state securities laws and (ii) are subject to restrictions on sale or transfer, and to a purchase option, under the LLC Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                 4.1 Hudson's Representations and Warranties. Hudson represents and warrants to the Buyer as follows:

                          (a)     Hudson is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware. Hudson has all corporate power and authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All corporate actions, other than the stockholder approval referred to in Paragraph 6.2(e), necessary to authorize Hudson to enter into this Agreement and the LLC Agreement and carry out the transactions contemplated by each of them have been taken. This Agreement has been duly executed by Hudson and is a valid and binding agreement of Hudson, enforceable against Hudson in accordance with its terms. When executed and delivered as contemplated by this Agreement, the LLC Agreement will be a valid and binding agreement of Hudson, enforceable against Hudson in accordance with its terms.

                          (b)     Except with regard to Customer Consents
(defined below) and Airport Consents (defined below) (it being expressly understood and agreed that Hudson makes no representation, warranty or covenant as to its ability to obtain Customer Consents or Airport Consents and that if Hudson uses reasonable efforts to obtain such consents (which reasonable efforts shall not be required to include modification of current or future terms of agreements or offering or agreeing to any economic considerations), Hudson's failure to obtain Customer Consents or Airport Consents will not constitute a violation or breach of any representation, warranty or covenant), and except as set forth on Exhibit 4.1-B, neither the execution or delivery of this Agreement, the LLC Agreement or any other document required to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or by the LLC Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both would constitute a default) under, the Certificate of Incorporation or by-laws of Hudson, any agreement or instrument to which Hudson or any subsidiary of Hudson is a party or by which any of them is bound, any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over Hudson or any of its subsidiaries, except for violations, breaches or defaults which would not individually or in aggregate have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means a material adverse effect, upon (i) the consolidated financial position of the Company and its subsidiaries taken as a whole, (ii) the consolidated results of operations of the Company and its subsidiaries taken as a whole, (iii) the ability of the Company and its subsidiaries to carry on the Aviation Services Business substantially in the manner in which it is being conducted at the date of this Agreement or (iv) the transactions which are the subject of this Agreement. As used in this Agreement, the term "Customer Consent" means any consent (other than an Airport Consent) from any customer of Hudson (including an Airport Authority in its capacity as a purchaser of Aviation Services) to Hudson's transfer or assignment to the Company of an agreement relating to its business with Hudson in connection with the transactions contemplated by this Agreement. As used in this Agreement, the term "Airport Consent" means any consent from any Airport Authority that has granted to Hudson an Airport Authorization to Hudson's transfer or assignment to the Company of that Airport Authorization (which may be in the form of a transfer or assignment of the Airport Authorization or may be in the form of an issuance of a similar Airport Authorization to the Company or a subsidiary) in connection with the transactions contemplated by this Agreement.

                          (c)     On the Closing Date, Hudson will own 740
Class A Units (the "Hudson Units"). If the stockholders of Hudson approve the transactions contemplated by this Agreement, Hudson will have full authority to grant the Option and to sell upon exercise of the Option all the Option Units it may be required to sell, as contemplated by this Agreement, and all action necessary to enable Hudson to grant the Option and to sell upon exercise of the Option all the Option Units it may be required to sell, as contemplated by this Agreement, will have been taken. If Hudson sells Option Units to the Buyer, at the time of that sale Hudson will own and have the right to sell to the Buyer all the Option Units it is selling to the Buyer. Hudson has not granted any option or right, and is not a party to any other agreement (except this Agreement and the LLC Agreement), which requires, or upon the passage of time, the payment of money, or the occurrence of any other event, may require Hudson to transfer any Units to anyone other than the Buyer.

                          (d)     When the Buyer acquires Purchased Units or
Option Units as contemplated by this Agreement, the Buyer will receive them free and clear of any liens, encumbrances or claims of other persons, except
(i) any which may arise under this Agreement or the LLC Agreement, (ii) any which may result from acts of the Buyer or any affiliate of the Buyer (as the term "affiliate" is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or (iii) any restrictions on transfer which may arise under applicable securities laws.

                          (e)     On the Closing Date, the Company will be a
limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. On the Closing Date, the Certificate of Formation of the Company will be in the form of Exhibit 4.1-E and the LLC Agreement will be in the form of Exhibit 2.2-B. On the Closing Date, the Company will have all power and authority necessary to enable it to carry out the transactions contemplated by this Agreement. By the Closing Date, the Company will have taken all actions necessary to enable the Company to carry out the transactions contemplated by this Agreement insofar as they must be taken by the Company.

                          (f)     On the Closing Date, each subsidiary of the
Company will be a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. On the Closing Date, the Company and each of its subsidiaries will be qualified to do business as a foreign limited liability company or a foreign corporation in each state in which it is required to be qualified, except states in which the failure to qualify, in the aggregate, would not have a Material Adverse Effect. For the purposes of this Agreement, a "subsidiary" of an entity means any corporation, limited liability company, partnership, association, joint stock company, business trust or other similar organization of whose voting stock or voting interests the entity owns or controls, directly or indirectly, more than 50% (except that when the term "subsidiary" is used with regard to consolidated financial statements or consolidated financial information, it means entities the individual financial statements of which are, in accordance with GAAP, included, subject to consolidating adjustments, in the applicable consolidated financial statements).

                          (g)     On the Closing Date, the only outstanding
Units will be the 260 Purchased Units and the 740 Hudson Units. On the Closing Date, each of the Purchased Units and each of the Hudson Units will be, and if the Company issues Option Units upon exercise of the Option, when they are issued those Option Units will be, duly authorized and issued, fully paid and nonassessable. On the Closing Date, the Company will not have issued any options, warrants or convertible or exchangeable securities, and will not be a party to any other agreements (except the LLC Agreement), which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, the Company to sell or issue any Units of any class.

                          (h)     Other than (i) the termination or expiration
of waiting periods under the HSR Act, if filings under the HSR Act are required, (ii) filings under the Exchange Act, and the rules and regulations under the Exchange Act, (iii) as may be necessary to obtain Customer Consents, and (iv) as may be necessary to obtain Airport Consents, no governmental filings, authorizations, approvals, or consents, or other governmental action, are required to permit Hudson to fulfill all its obligations under this Agreement, except where failure to make or obtain any such filings, authorizations, approvals, consents or other governmental action would not individually or in aggregate (x) have a Material Adverse Effect, or (y) prevent the consummation of the transactions contemplated by this Agreement.

                          (i)     Hudson's Report on Form 10-K for the year
ended June 30, 1995 (the "1995 10-K"), Report on Form 10-Q for the period ended September 30, 1995 (the "September 30 10-Q") and definitive proxy statement used in connection with its annual meeting of stockholders held on November 17, 1995 (the "Proxy Statement") as filed with the SEC (the 1995 10-K, the September 30 10-Q and the Proxy Statement as filed with the SEC, including all documents or portions of documents incorporated by reference in each of them, being, together, the "SEC Filings") each complied in all material respects with the requirements of the SEC form on which it was filed and none of the SEC Filings, when it was filed, contained a misstatement of a material fact or omitted to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                          (j)     All the audited financial statements in, or
incorporated by reference into, the 1995 10-K, and all the unaudited financial statements from which financial information in the September 30 10-Q was derived, were prepared in accordance with GAAP (except as indicated in the notes thereto and, in the case of unaudited financial statements, as permitted by Form 10-Q) and fairly present (subject, in the case of the unaudited financial statements, to normal, recurring adjustments) the financial condition and results of operations of Hudson and its subsidiaries, or of the Kohala Joint Venture and its subsidiary, at the dates, and for the periods, to which they relate.

                          (k)     The only business in which the Company or any
of its subsidiaries will be actively engaged at the Closing Date will be rendering the services described on pages 3 through 7 of Hudson's 1995 Annual Report to Shareholders which was filed as Exhibit 13 to the 1995 10-K (the "Aviation Services Business"). Substantially all the assets, revenues and income of Hudson and its subsidiaries reflected in the consolidated financial statements of Hudson and its subsidiaries incorporated by reference in the 1995 10-K and the September 30 10-Q were (i) assets used in connection with, and revenues and income derived from, the Aviation Services Business, (ii) the interest of Hudson Kohala, Inc. ("Hudson Kohala"), a wholly owned subsidiary of Hudson, in Kohala Joint Venture, a joint venture between Hudson and a subsidiary of Oxford First Corporation, and in the income of the Kohala Joint Venture, accounted for by the equity method, and (iii) cash, cash equivalents, accounts receivable and similar current items.

                          (l)     The assets Hudson will transfer to the
Company as contemplated by Paragraph 5.2, directly or by transferring to the Company stock of subsidiaries, will be all the assets (other than cash, cash equivalents, accounts receivable and similar current items) used by Hudson and its subsidiaries at the date of the transfer in connection with the Aviation Services Business (it being understood that as to certain items leased by Hudson to subsidiaries, the leasehold interests may be transferred to the Company in lieu of the ownership interests).

                          (m)     On the Closing Date, the Company and its
subsidiaries will have, or have access to, everything they need to be able to conduct the Aviation Services Business substantially as it was being conducted by Hudson and its subsidiaries before the transfer of assets contemplated by Paragraph 5.2.

                          (n)     On the Closing Date, the Company will not
have assumed or otherwise become obligated with regard to any indebtedness of Hudson other than (i) trade accounts payable, accrued expenses or other liabilities incurred by Hudson in the ordinary course of conducting the Aviation Services Business, (ii) deferred taxes related to the Aviation Services Business, (iii) borrowings or letters of credit under the Revolving Credit and Term Loan Agreement among Hudson, the various banks referred to therein, and First National Bank of Boston, as agent, dated as of November 25, 1992, as amended, or the Revolving Credit Agreement among Hudson General Aviation Services Inc., the various banks referred to therein, and Bank of Boston Canada (succeeded by Chase Manhattan Bank of Canada), as agent, dated as of November 25, 1992, as amended (such credit agreements, together with any amendments, restatements, replacements, refinancings or extensions thereof, being hereinafter referred to as the "Hudson Revolving Credit Agreements"), and
(iv) not more than $29,000,000 principal amount of Convertible Debentures.

                          (o)     Exhibit 4.1-O is a complete list of all the
subsidiaries of Hudson which are actively engaged in the Aviation Services Business (the "Aviation Services Subsidiaries"). None of the Aviation Services Subsidiaries is engaged in any activities other than the Aviation Services Business. Except as shown on Exhibit 4.1-O, Hudson owns all the outstanding shares of, or other equity interests in, each of the Aviation Services Subsidiaries. On the Closing Date, the Company will own all the shares of, or other equity interests in, the Aviation Services Subsidiaries which are owned by Hudson at the date of this Agreement (other than Aviation Services Subsidiaries which have been liquidated or the assets of which otherwise have been transferred to the Company, except as otherwise contemplated by Paragraph 4.1(l)) and none of Hudson, the Company or any of the Aviation Services Subsidiaries of which the Company owns shares will have issued any options, warrants or convertible or exchangeable securities, or will be a party to any other agreements, which require, or upon the passage of time, the payment of money or the occurrence of any other event may require, Hudson, the Company or any of those Aviation Services Subsidiaries to transfer to anyone or issue any stock of, or other equity interest in, any of those Aviation Services Subsidiaries (other than this Agreement and the LLC Agreement). On the Closing Date, the Company will not own any stock of, or other equity interests in, any companies other than the Aviation Services Subsidiaries.

                          (p)     The pro forma consolidated financial
statements of the Company and the Aviation Services Subsidiaries for the fiscal year ended June 30, 1995, and at December 31, 1995, and for the six month period ended on that date, (together, the "Pro Forma Financial Statements") copies of which are included in Exhibit 4.1-P, were prepared on the basis described in the notes to them, were prepared in accordance with GAAP and present fairly the pro forma consolidated assets and liabilities of the Company and the Aviation Services Subsidiaries and the consolidated results of operations of the Company and the Aviation Services Subsidiaries, at the dates, and for the periods, to which they relate. All the financial information in the Pro Forma Financial Statements is consistent (taking account of the pro forma adjustments described in the Pro Forma Financial Statements) with the financial statements or financial information at the same dates and for the same periods which were included in the SEC Filings.

                          (q)     Since December 31, 1995, there has not been
any material adverse change in the Aviation Services Business or the consolidated financial condition or results of operations of the Aviation Services Business taken as a whole.

                          (r)     Hudson and the Aviation Services Subsidiaries
have, and on the Closing Date, the Company and its subsidiaries will have (except to the extent they have not received Customer Consents, Airport Consents or Airport Authorizations), all licenses and permits from all governmental authorities which are necessary or useful to permit the Company and its subsidiaries to conduct the Aviation Services Business as that business is being conducted at the date of this Agreement, other than licenses and permits from governmental authorities the lack of which would not in aggregate have a Material Adverse Effect insofar as the executive officers of Hudson are aware. Except as stated on Exhibit 4.1-R, insofar as the executive officers of Hudson are aware, Hudson and the Aviation Services Subsidiaries are, and on the Closing Date, the Company and its subsidiaries will be, operating the Aviation Services Business in accordance with applicable law in all respects which are material to the Aviation Services Business or to the financial condition of the Company and its subsidiaries taken as a whole.

                          (s)     Except as shown on Exhibit 4.1-S, neither
Hudson nor any subsidiary is, and on the Closing Date, neither the Company nor any of its subsidiaries will be, a party to any suit or proceeding in any court, or by or before any governmental agency, nor has any executive officer of Hudson been notified that any suit or proceeding is threatened against any of those entities, which if decided adversely to Hudson (or the Company) or the Aviation Services Subsidiaries, could reasonably be expected to have a Material Adverse Effect, after taking into account applicable insurance coverage.

                 4.2 Buyer's Representations and Warranties. The Buyer represents and warrants to Hudson as follows:

                          (a)     The Buyer is a GmbH duly organized and
validly existing under the laws of the Federal Republic of Germany.

                          (b)     The Buyer has all corporate power and
authority necessary to enable it to enter into this Agreement and carry out the transactions contemplated by this Agreement. All corporate actions necessary to authorize the Buyer to enter into this Agreement and the LLC Agreement and carry out the transactions contemplated by each of them have been taken. This Agreement has been duly executed by the Buyer and is a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms.

                          (c)     Neither the execution and delivery of this
Agreement, the LLC Agreement or any other document required to be delivered in accordance with this Agreement nor the consummation of the transactions contemplated by this Agreement or the LLC Agreement will violate, result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, the Articles of Association or by-laws of the Buyer, any agreement or instrument to which the Buyer or any subsidiary of the Buyer is a party or by which any of them is bound, any law, or any order, rule or regulation of any court or governmental agency or other regulatory organization having jurisdiction over the Buyer or any of its subsidiaries.

                          (d)     No governmental filings, authorizations,
approvals or consents, or other governmental action, are required to enable the Buyer to fulfill all its obligations under this Agreement.

                          (e)     The Buyer is acquiring the Purchased Units
for its own account for investment purposes only and not with a view to, or with any present intention of, resale, distribution or other disposition thereof.

                          (f)     The Buyer has sufficient knowledge and
experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Units and any future investment in the Option Units, and the Buyer is capable of bearing the economic risks of such investment, including a complete loss of its investment.

                          (g)     Neither the Buyer nor any of its affiliates
owns an interest in any entity which is engaged in a business competitive with the Aviation Services Business in the United States of America or Canada, except interests in consortiums which operate airport terminal facilities.

                 4.3 Changes Prior to Closing Date. If (i) as a result of occurrences after the date of this Agreement any facts which are as represented or warranted in Paragraph 4.1 or 4.2 on the date of this Agreement cease by the Closing Date to be as represented or warranted, or any state of facts which is represented or warranted in Paragraph 4.1 or 4.2 to exist at the Closing Date does not exist at the Closing Date and (ii) the facts as they exist on the Closing Date are correctly set forth in the certificate delivered by Hudson as contemplated by Paragraph 6.1(a) or the certificate delivered by the Buyer as contemplated by Paragraph 6.2(a), as the case may be, then, whether or not the other of Hudson or the Buyer, as the case may be, completes the transactions which are to take place at the Closing even though the facts described in the certificate differ from those represented or warranted in Paragraph 4.1 or 4.2, as the case may be, the representations and warranties in Paragraph 4.1 or 4.2 will be deemed modified to be as set forth in the certificate delivered as contemplated by Paragraph 6.1 (a) or 6.2(a), as the case may be, and whichever of Hudson or the Buyer made the representations or warranties as to which facts changed, or were not as contemplated in Paragraph 4.1 or 4.2, as described in the certificate will have no liability under Paragraph 8.1 or 8.2, or otherwise, because the facts were as described in the certificate, and not as represented and warranted in, or contemplated by,

Paragraph 4.1 or 4.2. This Paragraph 4.3 will not relieve Hudson or the Buyer from liability because it failed to fulfill an obligation under Article V or under any other provision of this Agreement, except liability for breach of a representation or warranty contained in Paragraph 4.1 or 4.2 or a related obligation to indemnify under Paragraph 8.1 or 8.2.

                 4.4 Remedy for Breaches of Representations and Warranties. The indemnification in Article VIII will be the only remedy available to the Buyer, Hudson or the Company for breaches of representations or warranties contained in Paragraph 4.1 or 4.2. Any claim for that indemnification must be made as provided in Paragraph 8.3.

                                   ARTICLE V

                          ACTIONS PRIOR TO THE CLOSING

                 5.1 Activities Until Closing Date. From the date of this Agreement to the Closing Date, Hudson will, except as contemplated by Paragraph
5.2 or other provisions of this Agreement, and will ensure that the Company (after it is formed), the Aviation Services Subsidiaries and any other subsidiaries of Hudson or the Company will, except with the written consent of the Buyer:

                          (a)     Operate the Aviation Services Business
(including making contractual commitments involving capital expenditures, loans or advances, and including voluntarily incurring contingent liabilities, which will become commitments or contingent liabilities of the Company or its subsidiaries) in, and only in, the ordinary course and in, and only in, a manner consistent with the manner in which they are being operated at the date of this Agreement.

                          (b)     Take all reasonable steps available to them
to maintain the goodwill of the Aviation Services Business.

                          (c)     Maintain all their assets used in connection
with the Aviation Services Business in good repair and condition, except to the extent of reasonable wear and use and damage by fire or other unavoidable casualty.

                          (d)     Not make any borrowings which will be
obligations of the Company or its subsidiaries on the Closing Date, other than borrowings (i) not under the Hudson Revolving Credit Agreements in a single transaction or series of related transactions of a sum equal to 10% or more of the total assets which are at the time of the borrowing, or on the Closing Date will be, owned by the Company and its subsidiaries, or (ii) under the Hudson Revolving Credit Agreements.

                          (e)     Maintain their books of account and records
in the usual manner, in accordance with GAAP, subject to normal adjustments and accruals.

                          (f)     Not sell, dispose of or encumber any property
or assets which individually or in aggregate are material to the Aviation Services Business, except in each case in the ordinary course of business.

                          (g)     Not declare any dividends or take any other
steps which will cause the consolidated stockholders equity of the Company and its subsidiaries on the Closing Date to be less than the pro forma stockholders equity of the Company and its subsidiaries on December 31, 1995, which is described in Paragraph

6.1(e), unless caused by a loss incurred in the operations of the Aviation Services Business between January 1, 1996 and the Closing Date.

                          (h)     By the Closing Date, take all steps which are
necessary (including, if necessary, amending or terminating applicable agreements) so the distributions required by the LLC Agreement will not violate the Hudson Revolving Credit Agreements.

                 5.2 Formation of Company and Transfer of Assets. Hudson will, at or before the time of the Closing, (a) cause the Company to be formed,
(b) cause the Company to execute the LLC Agreement, (c) transfer to the Company directly or by transferring to the Company stock of the Aviation Services Subsidiaries, all the assets (other than cash, cash equivalents, accounts receivable and similar current items or as contemplated by Paragraph 4.1(l)) used by Hudson or its subsidiaries in connection with the Aviation Services Business, in exchange for (i) the Hudson Units and (ii) the assumption by the Company, as a co-obligor, of the obligations of Hudson with regard to the Convertible Debentures, (d) cause the Company to sell the Purchased Units to the Buyer as contemplated by this Agreement, and (e) do all other things so the representations and warranties regarding the Company and its subsidiaries in Paragraphs 4.1(d), (e), (g), (m) and the first sentence of Paragraph 4.1(k) will be true and correct in all material respects on the Closing Date.

                 5.3 Hudson Stockholders Meeting. Hudson will, as promptly as practicable, hold a meeting of its stockholders for the purpose of voting upon a proposal to approve the transactions which are the subject of this Agreement (the "Stockholders Meeting"). In connection with that meeting, Hudson will do the following:

                          (a)     File with the SEC a preliminary proxy
statement and a definitive proxy statement (the latter being the "Transaction Proxy Statement") relating to the Stockholders Meeting, and a related form of proxy (together, the "Soliciting Materials").

                          (b)     Subject to the fiduciary duties of Hudson's
Board of Directors, acting upon the advice of counsel, recommend in the Transaction Proxy Statement that the stockholders of Hudson approve the transactions which are the subject of this Agreement.

                          (c)     Respond to all comments by the staff of the
SEC regarding the Soliciting Materials.

                          (d)     Cause the Stockholders Meeting to be held not
later than forty days after the day on which Hudson is permitted to mail the Soliciting Materials to its stockholders.

                          (e)  Use all reasonable efforts to solicit proxies
from its stockholders in support of the transactions which are the subject of this Agreement.

                 5.4 HSR Act Filings. If at any time Hudson or the Buyer is informed by its counsel that a filing under the HSR Act is required in connection with the Buyer's purchase of the Purchased Units or of Option Units, Hudson and the Buyer each will, and if applicable will cause the Company to, make as promptly as practicable the filing it is required to make under the HSR Act with regard to the applicable transaction and each of them will take all reasonable steps within its control (including providing information to the Federal Trade Commission and the Department of Justice) to cause the waiting periods required by the HSR Act to be terminated or to expire as promptly as practicable. Hudson and the Buyer each will, and will cause the Company to, provide information and cooperate in all other respects to assist the other of them in making its filing under the HSR Act.

                 5.5 Hudson's Efforts to Fulfill Conditions. Hudson will use its best efforts (which best efforts shall not be required to include modification of current or future terms of agreements or offering or agreeing to any economic consideration) to cause all the conditions set forth in Paragraphs 6.1 (a), (b), (c), (e), (f) and (g) and 6.2(f) to be fulfilled prior to or at the Closing.

                 5.6 Buyer's Efforts to Fulfill Conditions. The Buyer will use its best efforts (which best efforts shall not be required to include modification of current or future terms of agreements or offering or agreeing to any economic consideration) to cause all the conditions contained in Paragraphs 6.2 (a), (b), (c), (f) and (g) to be fulfilled prior to or at the Closing.

                 5.7 Communications with Regard to Consents to Assignment. Hudson and the Buyer will each keep the other of them fully informed of all communications it or any of its subsidiaries (including, after it is formed, the Company as a subsidiary of Hudson) has with parties from whom Customer Consents or Airport Consents are being sought, regarding whether those parties or issuers will grant Customer Consents or Airport Consents. If Hudson or the Buyer notifies the other of them that it appears that the number of parties specified on Exhibit 6.1-D will not grant Customer Consents or Airport Consents, Hudson and the Buyer will consult with each other about whether (i) there are further steps which are reasonably acceptable to both of them which should be taken in an effort to obtain Customer Consents or Airport Consents from at least some of the parties which it appears will not grant Customer Consents or Airport Consents, or (ii) the Buyer and Hudson should waive the conditions in Paragraphs 6.1(d) and 6.2(d) (it being understood and agreed that Buyer shall have no obligation to waive the condition in Paragraph 6.1(d) and that Hudson shall have no obligation to waive the condition in Paragraph 6.2(d)). If the Closing Date was scheduled to have occurred within 15 days after the day on which the notice described in the previous sentence is given, then unless the conditions in Paragraphs 6.1(d) and 6.2(d) will be satisfied or waived at the Closing, the Closing Date will be postponed until the 15th day after the day on which that notice is given (or, if that 15th day is not a day on which banks are required to be open for banking business in New York City and Frankfurt am Main, until the next following day on which banks are required to be open for banking business in both those cities).

                                   ARTICLE VI

                        CONDITIONS PRECEDENT TO CLOSING

                 6.1 Conditions to Buyer's Obligations. The obligations of the Buyer at the Closing are subject to satisfaction of the following conditions (any or all of which may be waived in writing by the Buyer):

                          (a)     The representations and warranties of Hudson
contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects at the Closing Date with the same effect as though made on that date (except where the failure of such representations or warranties to be true and correct, individually and in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect or to subject the Buyer or any of its affiliates to significant liability), and Hudson will have delivered to the Buyer a certificate dated that date and signed by the President or a Vice President of Hudson to that effect.

                          (b)     Hudson will have fulfilled in all material
respects all its obligations under this Agreement required to have been fulfilled prior to or at the Closing.

                          (c)     No order will have been entered by any court
or governmental authority and be in force which invalidates this Agreement or restrains the Buyer, Hudson or the Company from completing the transactions which are the subject of this Agreement.

                          (d)     Hudson, the Buyer or any of their respective
subsidiaries (including, after it is formed, the Company as a subsidiary of Hudson) will not have been told or otherwise been given substantial reason to believe that a specified number of parties to contracts, or Airport Authorities, as set forth on Exhibit 6.1-D will not grant Customer Consents or Airport Consents.

                          (e)     At December 31, 1995, the Company and its
subsidiaries will have had a pro forma (on the pro forma basis reflected in the Pro-Forma Financial Statements) consolidated ratio of stockholders equity to total assets of at least 27% after adjusting pro forma stockholders equity by adding back subscriptions receivable of $7,838,000 to pro forma stockholders equity.

                          (f)     Hudson will have obtained all consents,
approvals and authorizations required to be obtained under the agreements set forth in Exhibit 4.1-B, except for the items identified in paragraphs 1 and 2 thereof and except for such consents, approvals and authorizations, the failure of which to obtain would not and could not reasonably be expected to have a Material Adverse Effect or to subject the Buyer or any of its affiliates to significant liability.

                          (g)     The Closing Date will be not later than July
31, 1996.

                 6.2 Conditions to Hudson's Obligations. The obligations of Hudson at the Closing are subject to satisfaction of the following conditions (any or all of which may be waived in writing by Hudson):

                          (a)     The representations and warranties of the
Buyer contained in this Agreement will, except as contemplated by this Agreement, be true and correct in all material respects at the Closing Date with the same effect as though made on that date (except where the failure of such representations or warranties to be true and correct, individually and in the aggregate, do not have and could not reasonably be expected to have a material adverse effect on the Company or on the Buyer's ability to consummate the transactions contemplated hereby or to subject Hudson or any of its affiliates to significant liability), and the Buyer will have delivered to Hudson a certificate dated that date and signed by the Managing Director of the Buyer or his authorized designee to that effect.

                          (b)     The Buyer will have fulfilled in all material
respects all its obligations under this Agreement required to have been fulfilled prior to or at the Closing.

                          (c)     No order will have been entered by any court
or governmental authority and be in force which invalidates this Agreement or restrains Hudson, the Company or the Buyer from completing the transactions which are the subject of this Agreement.

                          (d)     Hudson, the Buyer or any of their respective
subsidiaries (including, after it is formed, the Company as a subsidiary of Hudson) will not have been told or otherwise been given substantial reason to believe that a specified number of parties to contracts, or Airport Authorities, as set forth on Exhibit 6.1-D will not grant Customer Consents or Airport Consents.

                          (e)     The stockholders of Hudson will have
approved the transactions which are the subject of this Agreement.

                          (f)     Hudson will have obtained all consents,
approvals and authorizations required to be obtained under the agreements set forth in Exhibit 4.1-B, except for the items identified in paragraphs 1 and 2 thereof and except for such consents, approvals and authorizations the failure of which to obtain would not and could not reasonably be expected to have a Material Adverse Effect or to subject Hudson or any of its affiliates to significant liability.

                          (g)     The Closing Date will be not later than July
31, 1996.

                                  ARTICLE VII

                                  TERMINATION

                 7.1 Right to Terminate. This Agreement may be terminated at any time prior to the Closing:

                          (a)     By mutual consent of the Buyer and Hudson.

                          (b)     By either the Buyer or Hudson if, without
fault of the terminating party, the Closing does not occur on or before July 31, 1996.

                          (c)     By the Buyer if (i) it is determined that any
of the representations or warranties of Hudson contained in this Agreement was not complete and accurate in all material respects on the date of this Agreement (except where the failure of such representations or warranties to be true and correct, individually and in the aggregate, do not have and could not reasonably be expected to have a Material Adverse Effect or to subject the Buyer or any of its affiliates to significant liability), or (ii) any event occurs which makes it impossible for all the conditions in Paragraph 6.1 to be fulfilled.

                          (d)     By Hudson if (i) it is determined that any of
the representations or warranties of the Buyer contained in this Agreement was not complete and accurate in all material respects on the date of this Agreement (except where the failure of such representations or warranties to be true and correct, individually and in the aggregate, do not have and could not reasonably be expected to have a material adverse effect on the Company or on the Buyer's ability to consummate the transactions contemplated hereby or to subject Hudson or any of its affiliates to significant liability) or (ii) any event occurs which makes it impossible for all the conditions in Paragraph 6.2 to be fulfilled.

                          (e)     By either the Buyer or Hudson if (i) Hudson's
Board of Directors fails to include in the Transaction Proxy Statement an unqualified recommendation that Hudson's stockholders vote to approve the transactions which are the subject of this Agreement, or (ii) that recommendation is withdrawn or qualified prior to the Stockholders Meeting.

                          (f)     By Hudson, within three business days after
the date of the certification of the vote taken at the Stockholders Meeting (which certification Hudson will cause to occur as soon as possible after the Stockholders Meetings), or by the Buyer within 15 days after the date on which Hudson notifies the Buyer of the results of the voting at the Stockholders Meeting, if the transactions which are the subject of this Agreement and which are being voted upon at the Stockholders Meeting are not approved by the holders of a majority of the outstanding stock of Hudson entitled to vote thereon.

                          (g)     By either the Buyer or Hudson, if Hudson
notifies the Buyer that Chemical Bank Delaware (the "Trustee"), as trustee under the Indenture dated as of July 1, 1986, relating to the Convertible Debentures (the "Indenture"), has informed Hudson that the Trustee will not sign a supplemental indenture substantially in the form of Exhibit 7.1-G.

                          (h)     By either the Buyer or Hudson, by a notice
given to the other of them not later than April 10, 1996, if on or before April 1, 1996, Hudson notifies the Buyer that Hudson has received adverse reactions to the transactions contemplated by this Agreement from customers of the Aviation Services Business or from issuers of Airport Authorizations which lead Hudson to have a good faith belief that the transactions contemplated by this Agreement would negatively affect the Aviation Services Business in a significant manner.

                 7.2 Effect of Termination. If this Agreement is terminated pursuant to Paragraph 7.1, after this Agreement is terminated, neither party will have any further rights, obligations or liabilities under this Agreement or otherwise, except that Paragraphs 14.1, 14.2, 14.9 and 14.10 will remain in effect after the termination of this Agreement. Nothing contained in this Paragraph will relieve either party of liability for any intentional breach of this Agreement which occurs before this Agreement is terminated. However, the only sum for which Hudson or the Buyer will be liable to the other of them for any breach of this Agreement (other than a breach of Paragraph 9.1) which takes place before the Closing will be the out-of-pocket costs (including costs incurred by, but not charges for time of, employees and with legal fees billed at not more than counsels standard hourly billing rates) incurred by the non-breaching party, up to a maximum of $650,000.

                                  ARTICLE VIII

                                INDEMNIFICATION

                 8.1 Indemnification Against Loss Due to Inaccuracies in Hudson's Representations and Warranties. Hudson indemnifies the Buyer against, and agrees to hold the Buyer harmless from, all losses, liabilities and expenses suffered or incurred by the Buyer (including, but not limited to, reasonable fees and expenses of counsel in defending against claims asserted against the Buyer and excluding any fees and expenses of investigating potential claims by or against the Buyer) because any matter which is the subject of a representation or warranty contained in Paragraph 4.1 is not as represented or warranted (except as provided in Paragraph 4.3 and except that indemnification because any matters are not as represented or warranted is limited to the aggregate amount by which the resulting losses, liabilities and expenses exceed in total $1,000,000, such $1,000,000 amount being deemed an "aggregate deductible" which will be borne by the Buyer).

                 8.2 Indemnification Against Loss Due to Inaccuracies in Buyer's Representations and Warranties. The Buyer indemnifies Hudson against, and agrees to hold Hudson harmless from, all losses, liabilities and expenses suffered or incurred by Hudson (including, but not limited to, reasonable fees and expenses of counsel in defending against claims asserted against Hudson and excluding any fees and expenses of investigating potential claims by or against Hudson) because any matter which is the subject of a representation or warranty contained in Paragraph 4.2 is not as represented or warranted (except as provided in Paragraph 4.3 and except that indemnification because any matters are not as represented or warranted is limited to the aggregate amount by which the resulting losses, liabilities and expenses exceed in total $1,000,000, such $1,000,000 amount being deemed an "aggregate deductible" which will be borne by Hudson).

                 8.3 Limit on Claims Regarding Representations and Warranties. The indemnification in Paragraph 8.1 or 8.2, as the case may be, will be the sole remedy of the Buyer or Hudson because any matter which is the subject of a representation or warranty contained in Paragraph 4.1 or 4.2 is not as represented or warranted. Any claim for that indemnification, other than a claim by the Buyer for indemnification because a matter which is the subject of a representation or warranty in Paragraph 4.1(d) is not correct, must be made not later than 45 days after the Company delivers to the Buyer a copy of the Company's consolidated financial statements for the year ending June 30, 1997 (which, under the circumstances described in Paragraph 1.3(b) and at Buyer's expense as provided in Paragraph 1.3(b), will be audited financial statements) in a written notification to the party from which indemnification is sought which describes in reasonable detail the claim and the facts on which it is based. A claim by the Buyer for indemnification because a matter which is the subject of a representation or warranty in Paragraph 4.1(d) is not correct must be made in a notification of the type described in the preceding sentence which is given to the Company not later than six months after the Company notifies the Buyer of the facts which were not as represented or warranted in a notification which states that it is intended to start a six month period under this Paragraph. Neither Hudson nor the Buyer will have any liability because any matter which is the subject of a representation or warranty contained in Paragraph 4.1 or
4.2 is not as represented or warranted unless it is described in a notification given as provided in this Paragraph.

                 8.4      Payment of Taxes.

                          (a)     Hudson will (i) pay all Income Taxes related
to the Aviation Services Business with regard to all periods ended on or before the Closing Date and (ii) indemnify and reimburse the

Company, each of the Company's subsidiaries and each holder of Units (a "Member") of the Company (other than Hudson) for all Income Taxes payable by the Company, any of its subsidiaries or any of its Members (other than Hudson) to the extent, but only to the extent, that the Income Taxes of such Member are payable as a result of taxable income attributable to the Aviation Services Business that accrued in any periods that ended on or before the Closing Date. As used in this Agreement, the term "Income Taxes" means all income, gains, franchise and similar taxes measured by income or gains of an entity and all interest and penalties computed on the basis of the amount of such taxes, and the term "Income Tax Return" means a form that (1) is required to be filed with a taxing authority and (2) contains a computation of the liability for Income Taxes of the entity that is required to file the form (or, in the case of an Income Tax Return filed by a passthrough entity, the liability for Income Taxes of the partners, shareholders, or other owners of such entity). Hudson and the Buyer will cause the Company and its subsidiaries to pay over to Hudson all refunds that the Company or any subsidiary receives of Income Taxes relating to periods ended on or before the Closing Date (whether such Income Taxes were paid before, on, or after the Closing Date).

                          (b)     If there is an audit adjustment to any item
reported on any Income Tax Return pertaining to Income Taxes subject to indemnification under Section 8.4(a) of this Agreement, which adjustment results in an increase in the Income Taxes payable by Hudson, and results in a corresponding adjustment to items reported on an Income Tax Return of the Company, a Member or a subsidiary relating to a taxable period ending after the Closing Date with the result that Income Taxes payable by a Member (other than Hudson), the Company, or any subsidiary are reduced, or a refund of Income Taxes to a Member (other than Hudson), the Company or a subsidiary for a period ending after the Closing Date is increased, then, within 30 days after the Company, the Member or the subsidiary (a) files the income tax return or amended income tax return which reflects the reduced Income Taxes, or (b) receives the refund, the Company, the subsidiary, or the Member will pay Hudson the amount by which its Income Taxes are reduced or the refunds of Income Taxes are increased.

                 8.5      Indemnification Against Results of Certain
Litigation.

                 (a) Hudson indemnifies the Company, each subsidiary of the Company (including, but not limited to, Hudson Canada), the Buyer and each affiliate of the Buyer against, and agrees to hold each of them harmless from, all losses, liabilities and expenses suffered or incurred by any of them (including, but not limited to, reasonable fees and expenses of counsel) with regard to the suit entitled Texaco Canada Inc. (now McColl-Frontenac Inc.) v. Petrocanada Inc., Hudson General Aviation Services Inc. and Hudson General Corporation or with regard to any other claim relating to any of the occurrences, events or conditions which are the subject of that suit; provided, however, upon payment by Hudson of the indemnification amounts to the Company and its subsidiaries which may be required by this Paragraph 8.5, the Buyer and its affiliates shall not be deemed to have suffered any losses or liabilities, and shall not have any claim against Hudson, by reason of losses or liabilities suffered by the Company or its subsidiaries; and further provided, however, that Hudson shall have no obligation to indemnify the Company or its subsidiaries to the extent that amounts had been accrued and reserves established on the books of Hudson or the Aviation Services Subsidiaries as of December 31, 1995. Any amounts received by the Company or its subsidiaries or by the Buyer or its affiliates as a result of third party indemnifications in connection with such litigation shall be promptly remitted to Hudson.

                                   ARTICLE IX
                              ACQUISITION PROPOSALS

                 9.1      Other Offers.

                          (a) From the date of execution of this Agreement until
the earlier of (x) the Closing Date or (y) the date on which this Agreement terminates for any reason whatsoever (whether in accordance with Article VII hereof or otherwise), neither Hudson nor any of its subsidiaries (including the Company after it is formed) will, and Hudson will use its best efforts to cause its directors, officers, employees or other agents (including, but not limited to, investment bankers) not to, (i) initiate or solicit any Aviation Services Acquisition Proposal or (ii) subject to the fiduciary duties of Hudson's Board of Directors, acting upon the advice of counsel, engage in negotiations with, or disclose non-public information relating to the Aviation Services Business to, anyone other than the Buyer (a "Third Party"), that may be considering making, or has made, any Aviation Services Acquisition Proposal. Hudson will promptly notify the Buyer after its receipt of any Aviation Services Acquisition Proposal or any indication that any Third Party is considering making an Aviation Services Acquisition Proposal. For purposes of this Agreement, (i) "Aviation Services Acquisition" means (x) an acquisition of the Aviation Services Business or any substantial part of it or
(y) an acquisition of Hudson or a significant interest in Hudson which, to the knowledge of any of Hudson's executive officers, is conditioned upon, or likely to result in, Hudson's not completing the transactions which are the subject of this Agreement, and (ii) "Aviation Services Acquisition Proposal" means a proposal to make, or other expression of serious interest in making, an Aviation Services Acquisition.

                          (b) From the date of execution of this Agreement until
the earlier of (x) the Closing Date or (y) the date on which this Agreement terminates for any reason whatsoever (whether in accordance with Article VII or otherwise), neither Hudson nor any of its subsidiaries (including the Company after it is formed) will, and Hudson will use its best efforts to cause its directors, officers, employees or other agents (including, but not limited to, investment bankers) not to, engage in any negotiations or discussions of substantive terms with any Third Party regarding a possible Aviation Services Acquisition until at least twenty-four hours after Hudson has given the Buyer a notice (a "Negotiation Notice") that Hudson intends to begin negotiations or discussions of substantive terms with that Third Party (who will be named in the Negotiation Notice)regarding a possible Aviation Services Acquisition (the principal proposed terms of which, including price, will be described in the Negotiation Notice).

                          (c) Unless within 30 days after Hudson gives a
Negotiation Notice to the Buyer, Hudson gives the Buyer a notice (a "Termination of Negotiation Notice") that Hudson has terminated all negotiations and discussions with the Third Party named in the Negotiation Notice regarding a possible Aviation Services Acquisition, at any time during the period beginning on the thirty-first day after the day on which the Negotiation Notice was given and ending on the day on which a Termination of Negotiation Notice relating to that Negotiation Notice is given to the Buyer, the Buyer may, by a notice to Hudson, terminate this Agreement with the same effect as a termination under
Article VII.

                          (d) Notwithstanding what is said in Paragraph 9.1(a)
or (c), if between the date this Agreement is executed and the earlier of (x) the Closing Date or (y) the date on which this Agreement terminates for any reason whatsoever (whether in accordance with Article VII of this Agreement or otherwise), Hudson receives a proposal for an acquisition of Hudson or a significant interest in Hudson (the "Initial Proposal"), after Hudson gives the Buyer a notice of its intention to do so (a "Competing Bid Solicitation Notice"), Hudson may, and may cause its directors, officers, employees and other agents (including, but not limited to, investment bankers) to, solicit proposals from other parties for an acquisition of Hudson or a significant interest in Hudson. The Initial Proposal and any amendments orrevisions to, or modifications of, the Initial Proposal from the party who made the Initial Proposal at all times shall be subject to the provisions of paragraphs (a),(b) and (c) of this
Section 9.1 and shall not be subject to this paragraph (d). After Hudson gives the Buyer a

Competing Bid Solicitation Notice, (i) any proposal Hudson receives for an acquisition of Hudson or a significant interest in Hudson will be an Aviation Services Acquisition Proposal and the transaction which is the subject of that proposal will be an Aviation Services Acquisition, even if neither the proposal nor the transaction is conditioned upon, or is likely to result in, Hudson's not completing the transactions which are the subject of this Agreement, and (ii) if Hudson gives the Buyer a Negotiation Notice regarding a possible acquisition of Hudson or a substantial interest in Hudson, the Buyer may at any time during the period beginning on the day that a Negotiation Notice is given to the Buyer and ending on the day on which a Termination of Negotiation Notice relating to that Negotiation Notice is given to the Buyer, terminate this Agreement with the same effect as a termination under Article VII; unless, however, such acquisition is conditioned upon Hudson's not completing the transactions which are the subject of this Agreement, in which event the provisions of Paragraphs (a), (b) and (c) of this Section 9.1 shall govern.

                          (e) If either (i) Hudson or the Buyer terminates this
Agreement under Paragraph 7.1(e) or (ii) the Buyer terminates this Agreement under Paragraph 9.1(c), within ten days after demand from the Buyer accompanied by a reasonably detailedstatement of the out-of-pocket costs the Buyer has incurred (with legal fees billed at not more than its counsel's standard hourly billing rates) in connection with its efforts to enter into the transactions which are the subject of this Agreement (including reasonable estimates of out-of-pocket costs for which the Buyer has not yet been billed), accompanied by reasonable documentation of those costs, Hudson will reimburse the Buyer for those costs, up to a maximum of $650,000.

                                    ARTICLE X
                          AVIATION SERVICES COOPERATION

                          10.1 Cooperation In Expanding Presence. The Buyer and
the Company will cooperate in their common efforts to expand their presence in the market for services of the type included in the Aviation Services Business ("Aviation Ground Services") in North America and internationally. To accomplish this, they will work together to develop a common international marketing concept for their respective Aviation Ground Services, including, possibly, providing Aviation Ground Services under a common international brand. If they do this, they will consider changing the name of the Company to reflect that international brand. In addition, the Buyer and the Company will attempt to agree upon a common strategy in the fields of equipment purchasing, ground handling, equipment maintenance, passenger services training, electronic data processing, fuel purchasing and other elements of providing Aviation Ground Services with a view to improving the quality, and reducing the cost, of Aviation Ground Services offered to customers of each of them. Except as described in Paragraph 10.3, the cooperation will not include passenger handling services.

                          10.2 Steering Committee. Promptly after the Closing,
the Buyer and the Company will form a joint steering committee (the "Steering Committee"), which will include the chief executive officer of Hudson and the managing director of the Buyer, will meet regularly, and in any event at least once each quarter, and will develop strategies and make recommendations to the Buyer and the Company regarding expansion of Aviation Ground Services activities in the United States and Canada, international Aviation Ground Services business development strategies (including entering into local partnerships), Aviation Ground Services customer service, Aviation Ground Services general marketing activities and other significant issues relating to the management and marketing of their respective Aviation Ground Services activities. The Buyer and the Company will keep each other informed of the efforts each of them is making to carry out the strategies developed and recommendations made by the Steering Committee.

                 10.3 Option if the Buyer Creates a Passenger Handling Services Subsidiary.

                          (a) If at any time when the Buyer owns at least 15% of
the outstanding Units, or within one year after the day on which the Buyer and its affiliates, or Hudson and its affiliates, cease to own at least 15% of the outstanding Units, a direct or indirect subsidiary of the Buyer or Deutsche Lufthansa AG ("Lufthansa") begins rendering passenger handling services (i.e., ticketing, check-ins, passenger loading and other passenger related airport services) in North America to airlines other than Lufthansa German Airlines or airlines majority owned by, or majority commonly owned with, Lufthansa, promptly after the subsidiary begins rendering those services, the Buyer will (a) notify Hudson that the subsidiary is rendering those services, and (b) offer Hudson the option, which must be exercised within six months after the date of the notice to Hudson, to purchase 26% of the outstanding equity securities of the subsidiary on terms substantially the same as those on which the Buyer is purchasing the Purchased Units, with the price of the 26% interest in the passenger handling services subsidiary being based upon
(i) the estimated average earnings of the passenger handling services subsidiary during the fiscal year (based on the Buyer's fiscal year) in which Hudson purchases the 26% interest and the following three fiscal years, as estimated by the Buyer, divided by (ii) 0.12. For the purposes of this Paragraph, rendering interline services relating to passengers who use an airline which is an alliance party with Lufthansa German Airlines, for a portion of a trip which includes travel on Lufthansa German Airlines (whether under a code sharing arrangement or otherwise), will not constitute rendering passenger handling services to an airline other than Lufthansa German Airlines or an airline majority owned by, or majority commonly owned with, Lufthansa German Airlines.

                          (b) If Hudson exercises the option described in
Paragraph 10.3(a) and purchases a 26% interest in the passenger handling services subsidiary, Hudson will have the further option to purchase equity securities of that subsidiary which will increase Hudson's ownership to up to 49%, which further option will be on substantially the same terms as the Option, with the exercise price based upon (i) the average pre-tax earnings of the passenger handling services subsidiary during the four fiscal years (based on the Buyer's fiscal year) preceding the fiscal year in which the further option is exercised (or, to the extent the further option is exercised before the passenger handling services subsidiary has been rendering passenger handling services for four full fiscal years, the average of the actual pre-tax earnings of the passenger handling services subsidiary during the full fiscal years it has been rendering passenger handling services and the estimated pre-tax earnings of the passenger handling services subsidiary during a number of subsequent years such that the average will be of actual or estimated pre-tax earnings for a total of four years), divided by (ii) 0.12.

                          (c) If the Buyer is required to give Hudson an option
under Paragraph 10.3(a) or (b), the Buyer and Hudson will cooperate to agree upon complete terms of that option, consistent with those set forth in Paragraphs 10.3(a) and (b).

                                   ARTICLE XI
                            AGREEMENT NOT TO COMPETE

                    11.1 Agreement by the Buyer not to Compete. Neither the Buyer nor Lufthansa nor any of their respective affiliates will, at any time when the Buyer owns Units, nor within one year after the Buyer ceases to own Units, engage directly or through ownership of equity of other entities (other than less than 2% of the shares of a publicly traded company acquired solely as an investment), in rendering Aviation Ground Services (other than passenger handling services) in the United States of America or in Canada, except that nothing will prevent the Buyer from rendering Aviation Ground Services to Lufthansa German Airlines or airlines which are alliance partners of Lufthansa German Airlines.

                                   ARTICLE XII
                               ABSENCE OF BROKERS

                    12.1 Representations and Warranties Regarding Brokers and Others. The Buyer and Hudson each represents and warrants to the


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
other of them that nobody acted as a broker, a finder or in any similar capacity in connection with the transactions which are the subject of this Agreement, except that Allen & Company, Incorporated acted as a financial adviser to Hudson. Hudson will pay all sums due to Allen & Company, Incorporated. The Buyer and Hudson each indemnifies the other of them against, and agrees to hold the other of them harmless from, all losses, liabilities and expenses (including, but not limited to, reasonable fees and expenses of counsel and costs of investigation) incurred because of any claim by anyone for compensation as a broker, a finder or in any similar capacity by reason of services allegedly rendered to the indemnifying party in connection with the transactions which are the subject of this Agreement.

                                  ARTICLE XIII
                           CERTAIN COVENANTS OF BUYER

                 13.1 Restrictions on Buyer's Activities Regarding Hudson and Its Stock. The Buyer agrees that from the date of this Agreement until the later of (i) the third anniversary of the date of this Agreement, or (ii) the first anniversary of the date on which the Buyer and its affiliates, or Hudson and its affiliates, cease to own any Units of the Company, without the prior written consent of the Board of Directors of Hudson, specifically expressed in a resolution adopted by a majority of the directors of Hudson, the Buyer will not, and the Buyer will cause each of its affiliates not to, directly or indirectly:

                 (a) Acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or


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
exchange offer, through the acquisition of control of another Person (as defined below), by joining a partnership, limited partnership, syndicate or other "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or otherwise, any shares of common stock or any other securities of Hudson entitled to vote generally in the election of directors or any other securities (including, without limitation, rights and options) convertible into, exchangeable for or exercisable for, any of the foregoing (whether or not presently convertible, exchangeable or exercisable) (any such securities being "Voting Securities");

                 (b) make, or in any way participate, directly or indirectly, in any "solicitation" (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) of proxies or consents (whether or not relating to the election or removal of directors), or otherwise communicate with Hudson's shareholders pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act, seek to advise, encourage or influence any individual, group, corporation, partnership, firm, government or agency or political subdivision thereof, or other entity of whatever nature (each a "Person") with respect to the voting of any Voting Securities, initiate, propose or otherwise "solicit" (as such term is used in the proxy rules of the Securities and Exchange Commission as in effect on the date hereof) shareholders of Hudson for the approval of shareholder proposals whether made pursuant to Rule 14a-8 under the Exchange Act or otherwise, or induce or attempt to induce any other Person to initiate any such shareholder proposal;

                 (c) seek, propose, or make any statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transaction of or involving the Company or any of its affiliates or "associates" (as defined in Rule 12b-2 under the Exchange Act as in effect on the date hereof) of Hudson and its affiliates;

                 (d) form, join or in any way participate in a "group" (as defined in Section 12(d)(3) of the Exchange Act) with respect to any Voting Securities;

                 (e) deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities;

                 (f) execute any written consent with respect to Hudson or its Voting Securities;

                 (g) otherwise, act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, Board of Directors or policies of Hudson (except that nothing in this Agreement will prevent the Buyer or any affiliate of the Buyer from attempting to influence any matter related to the Company or its activities);

                 (h) seek, alone or in concert with others, representation on the Board of Directors of Hudson, or seek the removal of any member of the Board of Directors of Hudson;

                 (i) make any publicly disclosed proposal or enter into any discussion regarding the foregoing;

                 (j) make any proposal, statement or inquiry, or disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, or make or disclose any request to amend, waive or terminate any provisions of this Paragraph 13.1; or

                 (k) have any discussions or communications, or enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing.

                                   ARTICLE XIV

                                     GENERAL

                 14.1 Expenses. The Buyer and Hudson will each pay its own expenses, and Hudson will cause the Company to pay the Company's expenses, in connection with the transactions which are the subject of this Agreement, including legal fees.

                 14.2 Access to Properties, Books and Records.

                 (a) From the date of this Agreement until the Closing Date, Hudson will, and will cause each of the Aviation Services Subsidiaries, the Company and each of the Company's subsidiaries to, give representatives of the Buyer full access during normal business hours to all of their respective properties, books and records. The Buyer will, and will cause its representatives to, hold all information it receives as a result of its access to the properties, books and records of Hudson, the Company or their subsidiaries in confidence, except to the extent that information

(i) is or becomes available to the public (other than through a breach of this Agreement), (ii) becomes available to the Buyer from a third party which, insofar as the Buyer is aware, is not under an obligation to Hudson, to the Company or to a subsidiary to keep the information confidential, (iii) was known to the Buyer before it was made available to the Buyer or its representative by Hudson, the Company or a subsidiary, or (iv) otherwise is independently developed by the Buyer. If this Agreement is terminated without the Buyer's acquiring the Purchased Units, the Buyer will, at Hudson's request, deliver to Hudson all documents and other material obtained by the Buyer from Hudson, the Company or a subsidiary in connection with the transactions which are the subject of this Agreement or evidence that material has been destroyed by the Buyer.

                 (b) In addition to (and not in limitation of) the provisions of Paragraph 14.2(a), the Buyer and Hudson expressly recognize and acknowledge that
(x) the customers and airport authorities served by Hudson (and which, after the Closing Date, will be served by the Company) engage and will engage in discussions and negotiations with Hudson (and, after the Closing Date, with the Company) that are proprietary and confidential in nature, and (y) that many of such customers and airport authorities compete for business with Lufthansa, and accordingly are and will be desirous of restricting the access of Lufthansa to information concerning their business relationships with Hudson (and, after the Closing Date, with the Company). Accordingly, the Buyer will not request, nor shall Hudson or the Company be required to provide to Lufthansa or any of its representatives or agents (except those employees of Lufthansa who have responsibility for overseeing the performance of the Company or the Buyer's relationship with the Company and who are not engaged in its airline business in a capacity which might lead them to be directly or indirectly (or, as to a Representative (as defined in the LLC Agreement) who is not engaged in its airline business in a capacity which might lead the Representative to be directly) engaged in procuring for Lufthansa services in North America which are rendered by the Company or its subsidiaries, or are competitive with services rendered by the Company or its subsidiaries, as part of the Aviation Services Business) copies of any proprietary or confidential agreements or other documentation including, but not limited to, proposals, notes, contracts, annexes, exhibits, cost analyses or pricing information of any nature and in any form pertaining to customers or airport authorities served by Hudson (and, after the Closing Date, served by the Company.) In addition, the Buyer and Hudson will instruct and cause their employees not to provide to or discuss with any employees of Lufthansa, other than those excepted in the preceding sentence, any proprietary or confidential information (whether relating to negotiations, discussions or otherwise) pertaining to customers or airport authorities with which Hudson (and, after the Closing Date, the Company) has a business relationship. The Company will only engage in business transactions with Lufthansa that provide for normal pricing, terms and conditions in the ordinary course of business and consistent with past practice.

                 14.3 Press Releases. The Buyer and Hudson will consult with each other before issuing any press releases with respect to this Agreement, except that nothing in this Paragraph will prevent either party from making any statement when and as required by law or by the rules of any securities exchange or securities trading system on which securities of that party or an affiliate are traded.

                 14.4 No Impediment to Sales of Hudson Shares. Except as expressly stated in Paragraph 9.1, nothing in this Agreement or in the LLC Agreement will prohibit or limit Hudson's right or ability to engage in any transaction or transactions relating to or involving any sale, exchange, transfer or other disposition of shares of Hudson (whether or not those shares constitute a controlling interest in Hudson), whether by sale, merger, other business combination or otherwise.

                 14.5 Entire Agreement. This Agreement, the LLC
Agreement and the documents and certificates required to be delivered, or the delivery of which is a condition to obligations, at the Closing (the "Closing Documents") contain the entire agreement between Hudson and the Buyer relating to the transactions which are the subject of this Agreement. All prior negotiations, understandings and agreements between Hudson and the Buyer are superseded by this Agreement, the LLC Agreement and the Closing Documents, and there are no representations, warranties, understandings or agreements concerning the transactions which are the subject of this Agreement other than those expressly set forth in this Agreement, the LLC Agreement and the Closing Documents. Without limiting what is said in the preceding sentence, Hudson and the Buyer each (i) acknowledges that, other than as expressly set forth herein, none of the other party, its subsidiaries or any of their


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
respective officers, directors, agents, representatives, employees or affiliates makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Hudson or the Buyer, as the case may be, or its agents or representatives, and (ii) agrees that none of the other party's, directors, agents, representatives, employees or affiliates shall have any liability or responsibility whatsoever to Hudson or the Buyer, as the case may be, or any of its agents or representatives on any basis (including, without limitation, in contract, under Federal or state securities laws or otherwise) based upon any information made available or statements made to Hudson or the Buyer, as the case may be, or its agents or representatives (or any omissions therefrom), excepting those representations, warranties, covenants and agreements of Hudson or the Buyer set forth in this Agreement, the LLC Agreement or the Closing Documents and subject to the limitations and restrictions contained herein or therein.

                 14.6 Effect of Disclosures. Any information disclosed by a party in connection with any representation or warranty contained in this Agreement (including exhibits to this Agreement) will be treated as having been disclosed in connection with each representation and warranty made by that party in this Agreement.

                 14.7 Captions. The captions of the articles and paragraphs of this Agreement are for reference only, and do not affect the meaning or interpretation of this Agreement.

                 14.8 Assignments. Neither this Agreement nor any right of any party under it may be assigned, except that the Buyer may assign its rights and obligations under this Agreement to a corporation which is wholly owned by the Buyer or by persons or entities which directly or indirectly own all the outstanding stock of the Buyer, in each case if the corporation agrees in writing to make the representations and warranties set forth in Paragraph 4.2 (with such changes as are appropriate to reflect differences between the Buyer and its assignee) and to be bound by the other obligations of the Buyer contained in this Agreement; provided, however, that no such assignment will release the Buyer from the representations and warranties set forth in Paragraph 4.2 or its other obligations contained in this Agreement.

                 14.9 Notices and Other Communications. Any notice or other communication under this Agreement must be in writing and will be deemed given when delivered in person or sent by facsimile (with proof of receipt at the number to which it is required to be sent), or on the third business day after the day on which mailed by certified mail return receipt requested from within the United States of America, to the following addresses (or such other address as may be specified after the date of this Agreement by the party to which the notice or communication is sent):

         If to Hudson:

                 Hudson General Corporation
                 111 Great Neck Road
                 Great Neck, New York 11021
                 Attention:  Chief Executive Officer
                 Facsimile No.:  1-516-487-4855

                 with a copy to:

                 Skadden Arps Slate Meagher & Flom
                 919 Third Avenue
                 New York, New York 10022
                 Attention:  Daniel Stoller, Esq.
                 Facsimile No.:  1-212-735-2000

         If to the Buyer:

                 Lufthansa Airport and Ground Services GmbH
                 Lufthansa-Basis, Geb. 357
                 D-60546 Frankfurt am Main
                 Germany
                 Attention:  Managing Director
                 Facsimile No.:  49-69-696-6883

                 with copies to:

                 Lufthansa German Airlines
                 1640 Hempstead Turnpike
                 East Meadow, L.I., New York 11554
                 Attention:  General Counsel North America
                 Facsimile No.:  1-516-296-9399

                 and

                 Rogers & Wells
                 200 Park Avenue
                 New York, New York 10166
                 Attention:  David W. Bernstein
                 Facsimile No.:  1-212-878-8375

                 14.10 Governing Law; Jurisdiction. This Agreement will be governed by, and construed under, the laws of the State of New York in the United States of America relating to contracts made and to be performed in that state. Any action or proceeding relating to this Agreement or any matters arising out of or in connection with this Agreement, and any action for enforcement of any judgment in respect thereof, shall be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Hudson and the Buyer each hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts and appellate courts thereof. Hudson and the Buyer each irrevocably consents to service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to Hudson or the Buyer at their respective addresses referred to in Paragraph 14.9. In addition, the Buyer hereby designates its General Counsel North America, 1640 Hempstead Turnpike, East Meadow, New York 11554, or with respect to any time when there is no person in that capacity, the Buyer hereby designates the Vice President USA of Deutsche Lufthansa AG, at that address, as its agent for service of process, and service upon the Buyer shall be deemed to be effective upon service of its agent as aforesaid or of its successor designated in accordance with the following sentence. The Buyer may designate another corporate agent or law firm reasonably acceptable to Hudson and located in the Borough of Manhattan, in the City of New York, as successor agent for service of process upon 30-days prior written notice to Hudson. Hudson and the Buyer each hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement, or for enforcement of a judgment in respect thereof, in the courts referred to above and hereby further irrevocably waives and agrees, to the extent permitted by applicable law, not to plead or claim that such an action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law.

                 14.11 Amendments. This Agreement may be amended only by a document in writing signed by both the Buyer and Hudson.

                 14.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

                 IN WITNESS WHEREOF, the Buyer and Hudson have executed this Agreement, intending to be legally bound by it, on the day shown on the first page of this Agreement.

                                               HUDSON GENERAL CORPORATION

                                               By: /s/ Jay B. Langner
                                                   ----------------------------
                                                   Title: President

                                               LUFTHANSA AIRPORT AND GROUND
                                               SERVICES GmbH

                                               By: /s/ Peter Bluth
                                                   ----------------------------
                                                   Title: Managing Director

                                               By: /s/ Andreas Vetter
                                                   ----------------------------
                                                   Title: Authorized Signatory